                                                                   Exhibit 21

                                  SUBSIDIARIES
                                  ------------


Registrant:  Angelica Corporation, State of Incorporation:  Missouri

                                                                  Percentage
                                                                  of Voting
                                                                  Securities
                                 State of                         Owned by
           Name                  Incorporation                    Registrant
           ----                  -------------                    ----------
Angelica Realty Co.              California                          100%
Angelica Textile
  Services, Inc.                 California                          100%
Angelica International Ltd.      Federal Corporation, Canada         100%
Angelica Textile
  Services, Inc.                 New York                            100%
Southern Service Company         California                          100%
Industrias Textiles El Curu      Costa Rica                          100%


Retail operations of the Registrant include a chain of 287 retail uniform specialty shops operating under the umbrella name of "Life Uniform and Shoe Shops." Generally, all shops operating in a specific state form one company incorporated under the laws of that state. All such corporations (38) are wholly-owned subsidiaries of the Registrant.

All of the above subsidiaries are included in the consolidated financial statements filed herewith.